Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information and the accompanying notes (the “pro forma financial information”) are presented to illustrate the estimated effects of the August 14, 2025 merger between Regional Health Properties, Inc. (“Regional”) and SunLink Health Systems, Inc. (“SunLink”) pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of April 14, 2025, by and between Regional and SunLink (the “Original Merger Agreement”), as amended by that certain Amendment to Amended and Restated Agreement and Plan of Merger, dated as of June 22, 2025, by and between Regional and SunLink (the “Merger Agreement Amendment”) (the Original Merger Agreement, as amended by the Merger Agreement Amendment, the “merger agreement”). Regional will consolidate SunLink into its financial statements. This reflects the accounting treatment of the merger, where Regional is the acquirer and SunLink is the acquiree.

The following transactions are expected to occur in accordance with the merger agreement:

●	On August 14, 2025, SunLink merged with and into Regional, with Regional continuing as the surviving corporation.

●	Each five shares of SunLink common stock, other than excluded shares, were converted into (i) 1.1330 shares of Regional common stock and (ii) one share of Regional Series D preferred stock, and each SunLink equity award that is then outstanding and unexercised was cancelled and ceased to exist and no consideration was delivered in exchange for the SunLink equity award. At the merger, 1,595,400 Shares of Regional common stock and 1,408,121 Regional Series D preferred stock were issued.

●	After consummation of the merger agreement transactions, the current stockholders of Regional owned approximately 56.94% of the combined company, and the current stockholders of SunLink owned approximately 43.06% of the combined company, which includes 100,000 shares of Regional common stock issued to Mr. Robert Thornton.

The pro forma financial information has been prepared using the following assumptions:

●	The unaudited pro forma condensed combined balance sheet of the combined company as of June 30, 2025 assumes that the merger had occurred on June 30, 2025.

●	The unaudited pro forma condensed combined statement of operations of the combined company for the year ended December 31, 2024 and unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 assumes that the merger had occurred on January 1, 2024, the beginning of the earliest period presented.

The pro forma financial information has been compiled using, and should be read in conjunction with the following:

●	The audited consolidated financial statements for the year ended December 31, 2024 included in the Form 10-K filed by Regional with the SEC on March 31, 2025. Unaudited consolidated financial statements for the six months ended June 30, 2025 as included in the Form 10-Q filed by Regional with the SEC on August 14, 2025;

●	The audited consolidated financial statements and notes of SunLink as of and for the year ended June 30, 2024, are included in the Form 10-K filed by SunLink with the SEC on September 30, 2024. Unaudited consolidated financial statements for the six months ended December 31, 2024 are included in the Form 10-Q filed by SunLink with the SEC on February 12, 2025, respectively; and

●	The accompanying notes to the unaudited pro forma condensed combined financial information;

The pro forma financial information is for informational purposes only and is not necessarily indicative of what the actual consolidated results of operations and financial position of the combined company would have been had the merger taken place on the dates indicated, nor are they indicative of future consolidated results of operations or financial position of the combined company. The pro forma financial information is based on the information available to management at the time of preparation and assumptions that management believes are reasonable and supportable.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2025

(in thousands)

	Regional Health Properties, Inc. (Historical)	SunLink Health Systems, Inc. (Historical)	Transaction Accounting Adjustments (Note 3)	Accounting Adjustment (Note 3)	Notes	Pro Forma Combined
Property and equipment, net	$33,015	$1,759	$1,441	$—	D	$36,215
Assets held for sale, net	10,372					10,372
Cash	401	7,407	(705)	—	G	4,355
				(2,748)	H
Restricted Cash	2,808	—	—	—		2,808
Receivables, net	6,805	2,861	—	—		9,666
Prepaids and other assets	692	1,139	—	—		1,831
Inventory	—	1,419	—	—		1,419
Intangible assets	4,116	1,180	830	—	D	6,126
ROU operating lease assets	1,929	646	—	—		2,575
Total Assets	$60,138	$16,411	$1,566	$(2,748)		$75,367

Debt, net	$47,945	$—	$—	$—		$47,945
Accounts Payable	7,082	1,308	734	—	A	9,124
Operating lease obligation	2,220	616	—	—		2,836
Accrued expenses and other liabilities	8,345	1,936	—	—		10,281
Total Liabilities	65,592	3,860	734	—		70,186
Common stock and APIC	63,952	14,268	(14,268)	—	F	67,111
			3,159		B
Preferred Stock - Series A	426	—	—	—		426
Preferred Stock - Series B	18,602	—	—	(3,026)	H	15,576
Preferred Stock - Series D	—	—	4,691	—	C	4,691
(Accumulated deficit) Retained Earnings	(88,434)	(1,717)	1,717	—	F	(82,623)
			(734)		A
			6,267		E
			—	278	H
Total Equity	(5,454)	12,551	832	(2,748)	I	5,181
Total liabilities and stockholders’ equity	$60,138	$16,411	$1,566	$(2,748)		$75,367

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2024

(in thousands)

	Regional Health Properties, Inc. (Historical)	SunLink Health Systems, Inc. (Historical)	Transaction Accounting Adjustments (Note 3)	Accounting Adjustment (Note 3)	Notes	Pro Forma Combined
Revenues:
Patient care revenues	$11,273	$—	$—	$—		$11,273
Rental revenues	7,005	—	—	—		7,005
Management fees	—	31,233	—	—		31,233
Other revenues	57	—	—	—		57
Total revenues	18,335	31,233	—	—		49,568
Expenses:
Cost of goods sold	—	17,814	—	—		17,814
Patient care expense	9,442	—	—	—		9,442
Facility rent expense	594	—	—	—		594
Cost of management fees	-	—	—	—		—
Depreciation and amortization	2,062	1,392	—	316	B	3,770
General and administrative expense	5,408	12,800	—	—		18,208
Credit loss expense	668	—	—	—		668
Other operating expenses	—	2,961	734	—	A	3,695
Total expenses	18,174	34,967	734	316		54,191
Income (Loss) from operations	161	(3,734)	(734)	(316)	d	(4,623)
Other (income) expense:
Interest expense, net	2,710	42	—	—		2,752
Gain on sale of assets	—	(694)	—	—		(694)
Gain on bargain purchase	—	—	(6,267)	—	C	(6,267)
Other expense (income), net	669	(200)	—	—		469
Total other expense, net	3,379	(852)	(6,267)	—		(3,740)
Earnings (loss) from continuing operations before income taxes	(3,218)	(2,882)	5,533	(316)		(883)
Income tax benefit	—	(10)	—	—		(10)
Earnings (loss) from continuing operations after income taxes	(3,218)	(2,872)	5,533	(316)		(873)
Deemed contribution related to
Preferred Series B purchases				278	D	278
Net profit (loss)	(3,218)	(2,872)	5,533	(38)		(595)
Earnings (loss) from discontinued operations, net of income taxes	—	1,593	—	—		1,593
Net profit (loss) attributable to common stockholders	(3,218)	(1,279)	5,533	(38)		998
Net profit (loss) per share of common stock:
Basic:	$(1.73)	$(0.18)	—	—		$0.29
Diluted:	$(1.73)	$(0.18)	—	—		$0.29
Weighted average shares of common stock outstanding:
Basic:	1,858	7,041	—	1,595		3,453
Diluted:	1,858	7,041	—	1,595		3,453

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2025

(in thousands)

	Regional Health Properties, Inc. (Historical)	SunLink Health Systems, Inc. (Historical)	Transaction Accounting Adjustments (Note 3)	Accounting Adjustment (Note 3)	Notes	Pro Forma Combined
Revenues:
Patient care revenues	$14,416	$—	$—	$—		$14,416
Rental revenues	2,831	—	—	—		2,831
Pharmacy revenues	—	15,218	—	—		15,218
Other revenues	—	40	—	—		40
Total revenues	17,247	15,258	—	—		32,505
Expenses:
Cost of goods sold	—	9,002	—	—		9,002
Patient care expense	11,585	—	—	—		11,585
Facility rent expense	356	97	—	—		453
Cost of management fees	—	—	—	—		—
Depreciation and amortization	805	685	—	159	A	1,649
General and administrative expense	4,659	7,223	—	—		11,882
Credit loss expense	470	—	—	—		470
Loss on lease transfer	303					303
Gain on operations transfer	(106)					(106)
Other operating expenses	—	—	—	—		—
Total expenses	18,072	17,007	—	159		35,238
Loss from operations	(825)	(1,749)	—	(159)		(2,733)
Other (income) expense:
Interest expense, net	1,268	(114)	—	—		1,154
Gain on sale of assets	—	(186)	—	—		(186)
Gain on bargain purchase	—	—	—	—		—
Other expense (income), net	618	—	—	—		618
Total other expense, net	1,886	(300)	—	—		1,586
Loss from continuing operations before income taxes	(2,711)	(1,449)	—	(159)		(4,319)
Income tax benefit	—	—	—	—		—
Loss from continuing operations after income taxes	(2,711)	(1,449)	—	(159)		(4,319)
Net loss	(2,711)	(1,449)	—	(159)		(4,319)
Preferred stock dividend	(603)					(603)
Loss from discontinued operations, net of income taxes	—	(85)	—	—		(85)
Loss attributable to common stockholders	(3,314)	(1,534)	—	(159)		(5,007)
Net loss per share of common stock:
Basic:	$(1.60)	$(0.22)	—	—		$(1.37)
Diluted:	$(1.60)	$(0.22)	—	—		$(1.37)
Weighted average shares of common stock outstanding:
Basic:	2,068	7,041	—	1,595		3,663
Diluted:	2,068	7,041	—	1,595		3,663

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

The pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release 33-10786 “Amendments to Financial disclosures about Acquired and Disposed Businesses” (“Article 11 of Regulation S-X”), and the assumptions set forth herein. The pro forma adjustments include transaction accounting adjustments, which reflect the application of required accounting for the merger and other transactions contemplated by the merger agreement. Article 11 of Regulation S-X permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Regional has elected not to present Management’s Adjustments as the specificity of the timing and nature of such items is still under evaluation as of the date of this joint proxy statement/prospectus.

Accounting for the Merger

The merger is accounted for as a business combination pursuant to Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), where Regional is determined to be the accounting acquirer of SunLink, based upon an evaluation of the following primary factors:

●	Immediately following the merger, former Regional shareholders held 54.08% of the voting rights, and former SunLink shareholders are expected to hold 45.92% of the voting rights, including 100,000 shares of Regional common stock issued to Mr. Robert Thornton.

●	Regional surpasses SunLink in size as measured by enterprise value.

The assets and liabilities of SunLink on the closing date will be consolidated into Regional at their respective fair values, and the excess or shortfall of the purchase price consideration over the fair value of SunLink’s net assets will be recognized as goodwill or gain on bargain purchase, respectively. Fair value is defined in Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

Purchase price consideration

The acquirer’s stock price is used to measure the consideration transferred in the acquisition.

The consideration transferred is $7.85 million which is calculated as (a) the product of Regional’s closing bid stock price as of August 14, 2025, on the OTCQB and the amount of Regional common stock expected to be issued plus (b) the product of Regional Series D preferred stock expected to be issued at $3.33. Over-the-market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Purchase price allocation

The allocation of the purchase price consideration, including any related tax effects, is preliminary and pending finalization of various estimates, inputs and analyses used in the valuation assessment of the specifically identifiable tangible and intangible assets acquired. This preliminary determination is subject to further assessment and adjustments pending additional information sharing between the parties, more detailed third-party appraisals, and other potential adjustments.

The unaudited pro forma condensed combined financial information reflects a gain on bargain purchase because the estimated fair value of the identifiable net assets acquired exceeds the estimated preliminary purchase price consideration. Since the pro forma financial information has been prepared based on preliminary estimates of consideration and fair values attributable to the business combination, the actual amounts eventually recorded may differ materially from the information presented, which may increase, reduce, or eliminate the gain on bargain purchase.

The preliminary allocation of the purchase price consideration is as follows (in thousands):

Regional common stock issued to SunLink shareholders	$3,159
Regional Series D preferred stock issued to SunLink shareholders	4,691
Fair value of consideration transferred	$7,850
Property and equipment, net	3,200
Cash	6,702
Receivables, net	2,861
Prepaids and other assets	1,139
Inventory	1,419
Intangible assets	2,010
ROU operating lease assets	646
Estimated fair value of total assets acquired	$17,977
Accounts Payable	1,308
Operating lease obligation	616
Accrued expenses and other liabilities	1,936
Estimated fair value of total liabilities assumed	$3,860
Estimated fair value of net assets acquired	$14,117
Gain on bargain purchase	$(6,267)

Note 2 — Accounting Policies

After consummation of the merger, management is performing a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when confirmed, could have a material impact on the combined financial statements of the combined company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information.

Note 3 — Pro Forma Adjustments

Explanations of the adjustments to the unaudited condensed combined pro financial statements are as follows:

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2025

A Represents the accrual of transaction costs directly attributable to the merger that have been incurred or are expected to be incurred by Regional and SunLink.

B Reflects the issuance of shares of Regional common stock to SunLink shareholders.

C Reflects the issuance of shares of Regional Series D preferred stock to SunLink shareholders.

D Represents the increase in property and equipment, net, and intangible assets to fair value of the acquired SunLink assets at the merger date.

E Represents the gain realized from a bargain purchase in accordance with ASC 805 when the estimated fair value of the identifiable net assets acquired exceeds the estimated preliminary purchase price consideration.

F Cancellation of SunLink equity

G $.10 dividend paid to SunLink shareholders on July 30, 2025.

H Purchase of 366,359 Preferred Series B shares by Regional in September 2025 for $2,748.

I Net adjustment to Stockholder’s Equity

	Retirement of SunLink Equity(1)	Fair Value of Purchase Price Consideration(2)	Estimated Transaction Costs(3)	Purchase of Series B Shares(4)	Gain on bargain purchase(5)	Net Adjustment(6)
Common stock and APIC	(14,268)	3,159			—	(11,109)
Preferred Series B				(3,026)		(3,026)
Preferred Series D	—	4,691			—	4,691
Accumulated deficit	1,717	—	(734)	278	6,267	7,528
Total stockholders’ equity	$(12,551)	$7,850	$(734)	(2,748)	$6,267	$(1,916)

(1)	To remove the historical equity of SunLink, the accounting acquiree, as a result of the merger.
(2)	To recognize the fair value of the purchase price consideration paid by Regional in the acquisition of SunLink. Refer to Note 1 for the components of the purchase price consideration.
(3)	Estimated transaction costs.
(4)	Effect of repurchase of 366,359 Preferred Series B shares in September 2025.
(5)	Amounts recognized as gain on bargain purchase, see E above.
(6)	Net adjustments to stockholder’s equity.

Unaudited Pro Forma Condensed Combined Statement of Operations as of December 31, 2024

A Represents the accrual of transaction costs directly attributable to the merger that have been incurred or are expected to be incurred by Regional and SunLink.

B. Presents the increased depreciation expense and intangible assets amortization expense resulting from the increase in property and equipment, net, and intangible assets to fair value of the acquired SunLink assets at the merger date.

C. Represents the gain realized from a bargain purchase in accordance with ASC 805 when the estimated fair value of the identifiable net assets acquired exceeds the estimated preliminary purchase price consideration.

D. Represents the proforma deemed contribution to Accumulated Deficit resulting from the September 2025 purchase of 366,359 Preferred Series B shares by Regional for $2,748.

Unaudited Pro Forma Condensed Combined Statement of Operations as of June 30, 2025

A. Presents the increased depreciation expense and intangible assets amortization expense resulting from the increase in property and equipment, net, and intangible assets to fair value of the acquired SunLink assets at the merger date.

Note 4—Loss per Share

As the unaudited pro forma condensed combined statement of operations assumes that the merger had occurred at January 1, 2024, the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issuable relating to the merger have been outstanding for the entirety of the period presented. As the combined company is in a pro forma net loss position, and all potentially dilutive securities were determined to be anti-dilutive, the combined company’s pro forma diluted net loss per share is the same as its pro forma basic net loss per share.

The table below presents the components of the pro forma earnings per share calculation (in thousands, except per share data):

	For the year ended December 31, 2024	For the six months ended June 30, 2025
Pro Forma net earnings (loss)	$873	$(5,007)
Basic Shares:
Regional historical weighted average shares outstanding	1,858	2,068
New Regional Issued to SunLink holders	1,595	1,595
Basic weighted average shares outstanding	3,453	3,663
Pro forma net earnings (loss) per share, basic and diluted	$0.29	$(1.37)